Exhibit 99.1

OSI Systems Provides Update on Recent TSA Order Cancellation

HAWTHORNE, Calif.— December 8, 2013 — OSI Systems, Inc. (NASDAQ: OSIS), today announced that its security division, Rapiscan Systems, provided an update on the delivery order recently terminated by the U.S. Transportation Security Administration (TSA).  The Company believes the termination resulted from Rapiscan’s use of an upgraded component in the AT-2 detection systems. While the component change was vetted by Rapiscan’s internal quality assurance, it did not meet the contractual requirement of obtaining TSA’s approval in advance.  When Rapiscan leadership discovered the error, they proactively informed TSA of the configuration change, the related procedural lapse and proposed a course for corrective action.

OSI Systems Chief Executive Officer, Deepak Chopra, commented, “The referenced component is the X-ray generator, an electrical component with no moving parts or software. The generator’s only input is electricity and its only output is X-rays, making it effectively an X-ray light bulb.  The new generator has the same key subcomponents as the TSA-approved generator, but adds some incremental design improvements for the purposes of enhancing reliability.”

The Company stated that the recent proposal that resulted in TSA’s award to Rapiscan of the delivery order in question called out to TSA that Rapiscan would use X-ray generators manufactured in China and TSA subsequently awarded the delivery order to Rapiscan.  The new generator is manufactured by Shanghai Advanced Non-Destructive Testing (SANDT), a China-based company.  SANDT supplies X-ray generators to many leading suppliers of security X-ray systems, including many of Rapiscan’s competitors.  As a long-standing supplier to the industry, SANDT has thousands of X-ray generators in use in security systems around the world.  According to TSA’s own preliminary test results, the SANDT manufactured generator shows comparable detection capability and false alarm rates.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. The Company sells its products and services in diversified markets, including homeland security, healthcare, defense and aerospace. The Company has more than 30 years of experience in electronics engineering and manufacturing and maintains offices and production facilities located in more than a dozen countries. It implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance.  Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control, that may cause actual results to differ materially from those described in or implied by any forward-looking statement. All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

OSI Systems Inc.

Ajay Vashishat

Vice President, Business Development

310-349-2237

avashishat@osi-systems.com

Source: OSI Systems, Inc.